Document File Name: PUTNAM MUNICIPAL OPPORTUNITIES TRUST POS AMI

        As Filed with the Securities and Exchange Commission on June 22, 2001
                 Investment Company Act File No. 811-7626

                    SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                               FORM N-2
                        REGISTRATION STATEMENT
               UNDER THE INVESTMENT COMPANY ACT OF 1940                   [X]
                            Amendment No. 8                               [X]
                   (Check appropriate box or boxes.)

                 PUTNAM MUNICIPAL OPPORTUNITIES TRUST
           (Exact name of registrant as specified in charter)

          One Post Office Square, Boston, Massachusetts 02109
          (Address of Principal Executive Offices) (Zip Code)
                        (617) 292-1000
         (Registrant's Telephone Number, including Area Code)

                            JOHN R. VERANI
                 Putnam Municipal Opportunities Trust
                       One Post Office Square
                    Boston, Massachusetts 02109
               (Name and Address of Agent for Service)

                             Copies to:

                        JOHN W. GERSTMAYR, Esquire
                              ROPES & GRAY
                        One International Place
                           Boston, MA 02110


PART C
ITEM 23.  EXHIBITS

Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).


SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 21st day of June, 2001.

                           PUTNAM MUNICIPAL OPPORTUNITIES TRUST


                           By: Gordon H. Silver
                           ---------------------
                               Vice President